
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                           Citigroup Global Markets Inc. is a broker or dealer chartered in
                                                  London, England.

                              Smith Barney Fund Management LLC is an investment adviser
                                  in accordance with Section 240.13d-1(b)(1)(ii)(E).

                          Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the securities filed for in this Schedule 13G.



                    Date: February 4, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary
